Exhibit 99.1

IIOT-OXYS, Inc. Signs NDA with South Asian Industrial Automation Company – Creates Momentum in Smart Manufacturing Vertical

CAMBRIDGE, MA / ACCESSWIRE / August 16, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (the "Company") announces the execution of a Non-Disclosure Agreement (NDA) with a South Asian Industrial Automation firm and is one of several developments creating momentum in the Company’s Smart Manufacturing business vertical.

“This new potential strategic partner is a successful private technology company with almost three decades of experience in the overlapping industry verticals of Information Technology (IT) and Operational Technology (OT). Their expertise in Industrial Automation includes numerous areas of strength, including: industrial Robotics, Overall Equipment Effectiveness (OEE), and IIoT. They are the quintessential strategic partner to bolster our penetration into the Industry 4.0 market segment and to meet, even exceed, our current and future customers’ digital transformation goals. Furthermore, there are complementary strengths from Oxys and our current strategic partner, Aingura IIoT, S.L., that we will bring to the collaborations in the areas of Artificial Intelligence (AI) and Machine Learning”, Cliff Emmons, CEO of the Company, stated.

“Our Structural Health Monitoring (SHM) business is not the only business vertical that is gaining traction and recognition. While we are pleased our SHM contract extensions have validated our competence in that segment and are generating sustained revenue for the Company in 2022, we are excited that our Smart Manufacturing business vertical is likewise gaining traction and international recognition. This potential strategic partner reached out to us to explore partnering to expand its current South Asia sales to the U.S. and EU markets”, continued Mr. Emmons. “Other evidence of our momentum in the Smart Manufacturing vertical includes: successful completion of Aingura’s Smart Manufacturing Proof Of Concepts (POCs) in the EU that provide Use Cases for U.S. prospecting; collaborative progress on proposals for an EU Electrical Technology OEM under NDA; several other target Smart Manufacturing prospects under NDA; additional prospects identified from recent conferences in Florida and Barcelona, Spain; and new prospects scouted at university events in the greater Boston area.”

The worldwide Industry 4.0 market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.1 "Our success in the Smart Manufacturing market will come from multiple factors including leveraging the strengths and experience from partners like this, complemented by our proprietary AI and Machine Learning algorithms. In the coming months we'll explore multiple avenues of collaboration with this potential strategic partner. With our strong technology, business partnerships, successful pilots and use cases, along with our extensive network and prospects, we expect these agreements will lead to new business in due time," concluded Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

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1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

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Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIoT-OXYS, Inc.

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